UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 4, 2017

ATRM Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	001-36318	41-1439182
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 Gershwin Ave. N., Oakdale, Minnesota	55128
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 704-1800

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 is incorporated into this Item 3.03 by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 4, 2017, ATRM Holdings, Inc. (the “Company”) filed Articles of Amendment (the “Articles of Amendment”) to its Amended and Restated Articles of Incorporation (the “Existing Charter”) with the Office of the Secretary of State of the State of Minnesota amending the Existing Charter, effective immediately upon filing:

(i)	to increase the number of authorized shares of the Company’s capital stock from 3,200,000 to 10,000,000, and make corresponding changes to the number of authorized shares of the Company’s common stock and preferred stock (the “Authorized Shares Amendment”);

(ii)	to effect a 4-for-1 forward stock split of the Company’s 10.00% Series B Cumulative Preferred Stock (the “Forward Split Amendment”); and

(iii)	to effect an extension to December 5, 2020 of the provisions of the Existing Charter designed to protect the tax benefits of the Company’s net operating loss carryforwards by generally restricting any direct or indirect transfers of the Company’s common stock that increase the direct or indirect ownership of the Company’s common stock by any Person (as defined in the Existing Charter) from less than 4.99% to 4.99% or more of the Company’s common stock, or increase the percentage of the Company’s common stock owned directly or indirectly by a Person owning or deemed to own 4.99% or more of the Company’s common stock (the “Extended Protective Amendment”).

Each of the Authorized Shares Amendment, the Forward Split Amendment and the Extended Protective Amendment was approved by the Company’s Board of Directors and by the Company’s shareholders. The foregoing description of the Articles of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The following matters were submitted to a vote of the Company’s shareholders at the Company’s 2017 Annual Meeting of Shareholders held on December 4, 2017 (the “Annual Meeting”): (i) the election of six directors to serve until the Company’s 2018 Annual Meeting of Shareholders and until their successors are duly elected and qualify; (ii) the ratification of the appointment of Boulay PLLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017; (iii) the approval of the Authorized Shares Amendment; (iv) the approval of the Forward Split Amendment; (v) the approval of the Extended Protective Amendment; and (vi) a non-binding advisory resolution to approve the compensation of the Company’s named executive officers. The number of shares of the Company’s common stock outstanding and eligible to vote as of November 7, 2017, the record date for the Annual Meeting, was 2,396,219.

Each of the matters submitted to a vote of the Company’s shareholders at the Annual Meeting was approved by the requisite vote of the Company’s shareholders. Set forth below is the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to each such matter, including a separate tabulation with respect to each nominee for director, as applicable:

Proposal 1 Election of Directors Director Nominees	For	Withheld	Broker Non-Votes
Jeffrey E. Eberwein	1,549,872	37,665	127,285
James Elbaor	1,551,157	36,380	127,285
Mark Hood	1,551,217	36,320	127,285
Daniel M. Koch	1,549,617	37,920	127,285
Rodney Schwatken	1,551,167	36,370	127,285
Galen Vetter	1,547,899	39,638	127,285

Proposal 2	For	Against	Abstain	Broker Non-Votes
Ratification of the appointment of Boulay PLLP	1,711,027	2,485	1,310	—

Proposal 3	For	Against	Abstain	Broker Non-Votes
Authorized Shares Amendment	1,537,553	49,394	590	127,285

Proposal 4	For	Against	Abstain	Broker Non-Votes
Forward Split Amendment	1,536,080	47,997	3,460	127,285

Proposal 5	For	Against	Abstain	Broker Non-Votes
Extended Protective Amendment	1,585,230	1,897	410	127,285

Proposal 6	For	Against	Abstain	Broker Non-Votes
Advisory vote on compensation of named executive officers	1,524,908	40,852	21,777	127,285

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of ATRM Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRM HOLDINGS, INC.

Dated: December 7, 2017	By:	/s/ Stephen A. Clark
	Name:	Stephen A. Clark
	Title:	Chief Financial Officer